Exhibit 99

DARA BioSciences to Raise Up to $10,000,000 Through Public Offering

Raleigh, NC, May 17, 2010 – DARA BioSciences, Inc. (the “Company”) (NASDAQ: DARAD) announced today that it has commenced an underwritten public offering of $10 million of units comprised of shares of common stock and warrants. The company intends to grant the underwriter in the offering an option to purchase up to $1.5 million of additional units to cover any over-allotments.

The proceeds received by the Company from the offering will be used for the ongoing development of its lead candidates and working capital.

C.K. Cooper & Company will act as the underwriter for the offering. The offering is being made only by means of a prospectus, copies of which may be obtained from the offices of C.K. Cooper & Company, 18300 Von Karman Avenue, Suite 700, Irvine, CA 92612, or by calling 1-888-477-9301. Electronic copies of the prospectus are available on the Securities and Exchange Commission’s Web site at www.sec.gov.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DARA

DARA BioSciences, Inc. is a Raleigh, North Carolina based biopharmaceutical development company that acquires promising therapeutic candidates and develops them through proof of concept in humans for subsequent sale or out-licensing to larger pharmaceutical companies. Presently DARA has two drug candidates with cleared IND (Investigational New Drug) Applications from the United States FDA and are in clinical study. The Company has a pipeline of diverse drug candidates at various stages of development, with 82 granted patents and 56 pending applications (U.S. and foreign). The first drug candidate KRN5500 has successfully completed a Phase 2 clinical trial treating cancer patients for neuropathic pain. KRN5500 met its primary endpoint and was statistically significantly (p=0.03) better than placebo. A second Phase 2 clinical trial is planned to start during the second half of 2010. The second drug candidate DB959 is a highly selective, non-thiazolidinedione (TZD), first-in-class dual PPAR (peroxisome proliferator activated receptor) delta/gamma agonist in development for type II diabetes. A Phase 1 clinical study for DB959 is underway and the Company plans to announce results in the second half of 2010. In addition, DARA owns CPT-1 inhibitors intended for topical application for patients with psoriasis, a library of DDPIV inhibitors and a diverse library of approximately 1800 PPAR agonists of various molecular modalities. PPAR receptors are found throughout the human body and recent publications report that PPAR agonists may be useful in the treatment of Alzheimer’s disease, cystic fibrosis, liver disease, and a variety of autoimmune diseases. Because its diverse PPAR library has the potential to address the unmet medical needs of these diseases, the company plans to explore several of these indications.

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for DARA from those projected. Those factors the risk that the Company is unsuccessful in completing the contemplated offering, and the other risk factors identified in the prospectus for the offering and the other documents DARA has filed, or will file, with the Securities and Exchange Commission (“SEC”). Copies of DARA’s filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. DARA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in DARA’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. DARA BioSciences and the DARA logo are trademarks of DARA BioSciences, Inc.

CONTACT: Cameron Associates, Inc.

Kevin McGrath

212.245.4577

Kevin@cameronassoc.com

C.K. Cooper & Company

Bilal Basrai

312.794.7742

bbasrai@ckcooper.com